UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

Broad Capital Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware	000-41212	86-3382967
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5345 Annabel Lane, Plano, TX 75093

(Address of principal executive offices, including zip code)

(469) 951-3088

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, par value $0.000001 per share, and one Right to acquire 1/10 of one share of Common Stock	BRACU	The Nasdaq Stock Market LLC
Common Stock included as part of the Units	BRAC	The Nasdaq Stock Market LLC
Rights included as part of the Units	BRACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 22, 2022, Broad Capital Acquisition Corp. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the common stock, par value $0.000001 per share (the “Common Stock”), and rights (the “Rights”) included in the Units commencing on or about February 23, 2022. Each Unit consists of one Common Stock and one Right. Each Right entitles the holder to receive one-tenth (1/10) of a share of Common Stock upon consummation of its initial business combination. The shares of Common Stock and Rights that are separated will trade on the Nasdaq under the symbols “BRAC” and “BRACR,” respectively. Those units not separated will continue to trade on the Nasdaq under the symbol “BRACU.” Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Common Stock and Rights.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 22, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2022

BROAD CAPITAL ACQUISITION CORP

	By:	/s/ Johann Tse
	Name:	Johann Tse
	Title:	Chief Executive Officer